UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 15, 2004

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

18881 Von Karman Avenue, Suite 250, Irvine, California   92612

(Address of principal executive offices)

(949) 955-0078

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

                      On October 15, 2004 DynTek, Inc. (the “Company”) entered into a 9% Senior Subordinated Convertible Note Purchase Agreement (the “Agreement”) with certain investors (the “Purchasers”) to sell and issue to the Purchasers an aggregate of $4,500,000 in principal amount of the Company’s Senior Subordinated Convertible Notes (the “Notes”), bearing 9% interest per annum with a maturity of three (3) years (the “Financing”).  The Notes are convertible into shares of the common stock of the Company, $.0001 par value per share (the “Common Stock”), at a conversion price of $.65 per share, subject to certain adjustments.

                      As part of the issuance of the Notes, the Company also issued to the Purchasers warrants to purchase 3,461,538 shares of the Common Stock at an exercise price of $.7475 per share (the “Warrants”).  The Warrants may be exercised immediately and will expire on September 30, 2009.  In addition, the Company issued to the Purchasers who have not previously participated in any financing of the Company warrants to purchase up to 384,615 shares of the Common stock at an initial exercise price of $1.25 per share (the “Additional Warrants”).  The Additional Warrants may be exercised immediately and will expire on June 10, 2005.

                      Pursuant to the Agreement, the Company issued to Duncan Capital LLC, the placement agent in connection with the transaction, warrants to purchase up to 692,308 shares of the Company’s Common Stock at an initial exercise price of $.67 per share (the “Placement Warrants”) and paid a cash fee of $360,000.  The Placement Warrants may be exercised immediately and will expire on September 30, 2009.

                      In connection with the issuance of the Notes and the warrants, the Company entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes and the exercise of the associated warrants discussed above on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within thirty (30) days after the closing date.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

                      The Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 14, 2004, by and among the Company, ITI Acquisition Corp., a California corporation and wholly owned Subsidiary of the Company (“Merger Sub”), Integration Technologies, Inc., a California corporation (“ITI”), the shareholders of ITI (the “Shareholders”) and Casper Zublin, Jr., in his capacity as the shareholder representative (the “Representative”).

                      On October 18, 2004, the Merger Sub will be merged with an into ITI with ITI becoming a wholly-owned subsidiary of the Company (the “Merger”).  The consideration paid or payable to the Shareholders in connection with the Merger is comprised of: (i) an initial cash payment of $2,500,000; (ii) an earn-out cash payment up to a maximum amount of $1.5 million, based upon ITI’s EBITDA for the period between July 1, 2004 through June 30, 2005 to be paid on or before July 30, 2005; (iii) a earn-out cash payment up to a maximum amount of $1.5 million, based upon ITI’s revenue for the period between July 1, 2004 through June 30, 2005 to be paid on or before July 30, 2005; and (iv) an aggregate number of whole shares of the Common Stock of the Company (“Company Common Stock”) based on the average closing sale price per share (the “Share Price”) of Company Common Stock reported on the Nasdaq SmallCap Market (the “Nasdaq”) for the thirty (30) trading days prior to (and not including) June 28, 2005 determined as follows: (a) 2,140,000 shares if the Share Price is greater than $1.00 but less than $1.50; (b) that number of shares equal to $2,140,000 divided by the Share Price if the Share Price is less than $1.00, provided that the maximum number of shares issuable pursuant to this clause (b) shall be no more than 4,280,000 shares; or (c) that number of shares equal to $3,210,000 divided by the Share Price if the Share Price is greater than $1.50 (the “Stock Consideration”).  At the option of the Representative, up to fifty percent (50%) of the Stock Consideration may be paid in cash instead of Company Common Stock.  In no event will the Company be required to issue shares of Company Common Stock if such issuance would require stockholder approval under applicable Nasdaq Marketplace Rules.  In the event the number of shares issuable as Stock Consideration is so limited, the Company will pay the difference to the Shareholders in cash.

Item 3.02                     Unregistered Sales of Equity Securities

                      The information set forth on Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreements to issue equity securities described therein.  In connection with the securities issued or issuable in connection with the Financing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  The Purchasers are accredited investors as defined in Rule 501 of Regulation D and the Purchasers had access to information about the Company.  Each of the Purchasers represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

                      The information set forth on Item 2.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreement to issue equity securities described therein.  In connection with Company Common Stock issuable pursuant to the Agreement, the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  The Sellers are all sophisticated investors and have had access to information about the Company.  Each of the Shareholders represented their intention to acquire the Company Common Stock for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01                     Financial Statements and Exhibits.

                      (a)           Financial Statements of Business Acquired.

                                      Not applicable.

                      (b)           Pro Forma Financial Statements.

                                      Not applicable.

                      (c)           Exhibits.

                      99.1         Press release issued by DynTek, Inc. on October 15, 2004.

SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: October 15, 2004	By:	/s/ Robert Webber
Robert Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press released issued by DynTek, Inc. on October 15, 2004.